Exhibit 99.1

Veradigm Announces Initial Financial Guidance for Fiscal 2024

CHICAGO – March 13, 2024 – Veradigm Inc. (OTCMKTS: MDRX), a leading provider of healthcare data and technology solutions, announced today it has reaffirmed the estimated, unaudited ranges for fiscal 2023 of GAAP Revenue, Adjusted EBITDA, and Non-GAAP diluted earnings per share that it provided on January 10, 2024, in the Company’s Form 8-K filed on January 10, 2024, and initially reaffirmed on February 27, 2024.

The company also introduced initial financial guidance for Fiscal 2024 as follows:

•	Revenue is expected between $620 million and $635 million

•	Adjusted EBITDA(1) is expected between $104 million and $113 million

•	Net Cash(1) of approximately $140 million subsequent to the acquisition of ScienceIO

(1) Please refer to the “Explanation of Non-GAAP and Other Financial Measures” section. In providing financial guidance, the company does not reconcile Adjusted EBITDA to the corresponding GAAP financial measure. Veradigm does not provide guidance for the various reconciling items since certain items that impact GAAP net income/loss such as depreciation and amortization; stock-based compensation expense; and transaction and other costs, including costs directly related to the extended audit work, revenue restatement and Audit Committee Investigation (as defined below), any of which may be significant, are outside of its control and/or cannot be reasonably predicted.

“Fiscal 2024 will be a year of investment across all lines of business – initiatives that enhance our Provider portfolio, expand our offerings to Payers, and develop new data offerings for Life Sciences with the integration of ScienceIO. This year of investment sets the stage for accelerating growth and margin expansion in the years ahead. Our core business remains fundamentally sound and profitable, backstopped by ample internally available liquidity, the foundation that enables Veradigm to execute on its growth strategy and potential for long-term value creation,” said Lee Westerfield, Interim CFO.

“We are well positioned to continue to grow our core business of supporting physicians & providers, payers, and life science research enterprises. Following our acquisition of ScienceIO, we are excited to reintroduce Veradigm as a leader in Healthcare Intelligence. Together, we plan to build the first responsible, scaled language model products. Building on our strong presence across these three pillars of the healthcare marketplace, along with our proprietary language model platform, Veradigm will offer differentiated products in our Provider, Payer and Life Sciences businesses to support our customers and ultimately result in higher quality and lower cost care for patients as well as support the larger research enterprise for all of us,” said Dr. Yin Ho, Interim CEO and board member.

Later today, Dr. Yin Ho, Lee Westerfield, and Will Manidis will participate in a fireside chat and meet with investors at the Barclays 26th Annual Global Healthcare Conference. They will be discussing the strategy, growth opportunities, and financial outlook for Veradigm. The fireside chat will begin today, Wednesday, March 13, 2024, at 2:05 PM Eastern Time. The fireside chat will be webcast, and the webcast will be available in the investor section of the company’s website at investor.veradigm.com, with an archived version accessible later today.

About Veradigm®

Veradigm is a healthcare technology company that drives value through its unique combination of platforms, data, expertise, connectivity, and scale. The Veradigm Network features a dynamic community of solutions and partners providing advanced insights, technology, and data-driven solutions for the healthcare provider, payer, and biopharma markets. For more information about how Veradigm is fulfilling its mission of Transforming Health, Insightfully, visit www.veradigm.com, or find Veradigm on LinkedIn, Facebook, Twitter, and YouTube.

Disclaimer and Forward-Looking Statement Information

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, expected financial results for fiscal 2024 and beyond, statements regarding the anticipated benefits from the ScienceIO acquisition and the Company’s strategic priorities and growth opportunities. These forward-looking statements are based on the current beliefs and expectations of the Company’s management with respect to future events, only speak as of the date that they are made and are subject to significant risks and uncertainties. Such statements can be identified by the use of words such as “future,” “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “predicts,” “will,” “would,” “could,” “continue,” “can,” “may,” “look forward,” “aim,” “hopes,” and similar terms, although not all forward-looking statements contain such words or expressions. Actual results could differ significantly from those set forth in the forward-looking statements. In addition, the estimated, unaudited ranges of financial information for fiscal 2023 that the Company provided on January 10, 2024 were preliminary, unaudited, and based on estimates and subject to completion of our financial closing procedures. Such results were not a comprehensive statement of the Company’s financial results for fiscal 2023, and they may change.

Important factors that may cause actual results to differ materially from those in the forward-looking statements, include among others: unexpected costs, charges or expenses resulting from the ScienceIO acquisition; changes in the financial condition of the markets that the Company and ScienceIO serve; risks associated with ScienceIO’s product and service offerings or its results of operations; the challenges, risks and costs involved with integrating the operations of Science IO with the Company’s operations, including the diversion of management’s attention from the Company’s ongoing business operations; the Company’s ability to realize the anticipated benefits of the ScienceIO acquisition; a further material delay in the Company’s financial reporting or ability to hold an annual meeting of stockholders, including as a result of the leadership changes announced in December 2023; an inability to timely prepare restated financial statements; unanticipated factors or factors that the Company currently believes will not cause delay; the impacts of the previously disclosed, ongoing independent investigation by the Audit Committee of the Board that relates to the Company’s financial reporting, internal controls over financial reporting and disclosure controls (the “Audit Committee Investigation”), including on the Company’s remediation efforts and preparation of financial statements or other factors that could cause additional delay or adjustments; the possibility that the ongoing review may identify additional errors and material weaknesses or other deficiencies in the Company’s accounting practices; the likelihood that the control deficiencies identified or that may be identified in the future will result in additional material weaknesses in the Company’s internal control over financial reporting; risks relating to the Company’s voluntary disclosure to the U.S. Securities and Exchange Commission (the “SEC”) of information concerning the Audit Committee Investigation; risks relating to the putative securities class action lawsuit filed against the Company and any other future litigation or investigation relating to the Audit Committee Investigation; risks relating to the Company’s common stock not trading on a national securities exchange, including risks relating to the fact that in the event the Company’s common stock ceases to be listed or quoted on Nasdaq, holders of the Company’s convertible notes have the right to put the notes to the Company or convert the notes into Company stock at the conversion price and applicable make-whole set forth in the indenture governing the notes; and other factors contained in the “Risk Factors” section and elsewhere in the Company’s filings with the SEC from time to time, including, but not limited to, its Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q and its Current Report on Form 8-K filed on January 10, 2024. The Company does not undertake to update any forward-looking statements to reflect changed assumptions, the impact of circumstances or events that may arise after the date of the forward-looking statements, or other changes over time, except as required by law.

For more information contact:

Investors:

Jenny Gelinas

312-506-1237

jenny.gelinas@veradigm.com

Media:

Concetta Rasiarmos

312-447-2466

concetta.rasiarmos@veradigm.com

© 2024 Veradigm Inc. and/or its affiliates. All rights reserved.

Explanation of Non-GAAP and Other Financial Measures

Veradigm reports its financial results in accordance with U.S. generally accepted accounting principles, or GAAP. To supplement this information, Veradigm presents Adjusted EBITDA, which is considered a non-GAAP financial measure under Section 101 of Regulation G under the Securities Exchange Act of 1934, as amended. Adjusted EBITDA consists of GAAP net income/(loss) from continuing operations, and adjusts for: interest (income)/expense, net; other (income)/expense; depreciation and amortization; stock-based compensation expense; and transaction and other costs.

In addition, Net Cash as used in this press release consists of Cash and cash equivalents less Debt consisting of the principal amount of the 2019 convertible notes.